CREDIT AGREEMENT



                          Dated as of July 31, 1998

                                    among

                       OPTICAL COATING LABORATORY, INC.



                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                                   as Agent

                                     and

                         Letter of Credit Issuing Bank


                                     and

                THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                              TABLE OF CONTENTS


Section                                                              Page
ARTICLE I DEFINITIONS...................................................1
     1.01  Certain Defined Terms........................................1
     1.02  Other Interpretive Provisions...............................20
     1.03  Accounting Principles.......................................21

ARTICLE II THE CREDITS.................................................21
     2.01  Amounts and Terms of Commitments............................21
     2.02  Loan Accounts...............................................22
     2.03  Procedure for Borrowing.....................................22
     2.04  Conversion and Continuation Elections.......................23
     2.05  Voluntary Termination or Reduction of Commitments...........24
     2.06  Optional Prepayments........................................24
     2.07  Mandatory Prepayments of Loans..............................25
     2.08  Repayment...................................................25
     2.09  Interest....................................................25
     2.10  Fees........................................................26
          (a)  Fees....................................................26
          (b)  Commitment Fees.........................................26
     2.11  Computation of Fees and Interest............................27
     2.12  Payments by the Company.....................................27
     2.13  Payments by the Banks to the Agent..........................28
     2.14  Sharing of Payments, Etc....................................28

ARTICLE III THE LETTERS OF CREDIT......................................29
     3.01  The Letter of Credit Subfacility............................29
     3.02  Issuance, Amendment and Renewal of Letters of Credit........30
     3.03  Risk Participations, Drawings and Reimbursements............32
     3.04  Repayment of Participations.................................34
     3.05  Role of the Issuing Bank....................................34
     3.06  Obligations Absolute........................................35
     3.07  Cash Collateral Pledge......................................36
     3.08  Letter of Credit Fees.......................................36
     3.09  Uniform Customs and Practice................................37

ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY......................37
     4.01  Taxes.......................................................37
     4.02  Illegality..................................................38
     4.03  Increased Costs and Reduction of Return.....................39
     4.04  Funding Losses..............................................40
     4.05  Inability to Determine Rates................................40
     4.06  Certificates of Banks.......................................41
     4.07  Survival....................................................41

ARTICLE V CONDITIONS PRECEDENT.........................................41
     5.01  Conditions of Initial Credit Extensions.....................41
          (a)Credit Agreement .........................................41
          (b)Resolutions; Incumbency ..................................42
          (c)Legal Opinion ............................................42
          (d)Payment of Fees ..........................................42
          (e)Placement of Debt ........................................42
          (f)Certificate ..............................................42
          (g)Agreements ...............................................43
          (h)Termination of Existing Syndicated Credit Agreement.......43
          (i)Other Documents ..........................................43
     5.02  Conditions to All Credit Extensions.........................43
          (a)Notice of Borrowing or Conversion/Continuation;
             Application...............................................43
          (b)Continuation of Representations and Warranties............43
          (c)No Existing Default ......................................43

ARTICLE VI REPRESENTATIONS AND WARRANTIES..............................44
     6.01  Corporate Existence and Power...............................44
     6.02  Corporate Authorization; No Contravention...................44
     6.03  Governmental Authorization..................................44
     6.04  Binding Effect..............................................45
     6.05  Litigation..................................................45
     6.06  No Default..................................................45
     6.07  ERISA Compliance............................................46
     6.08  Use of Proceeds; Margin Regulations.........................46
     6.09  Title to Properties.........................................46
     6.10  Taxes.......................................................47
     6.11  Financial Condition.........................................47
     6.12  Environmental Matters.......................................47
     6.13  Regulated Entities..........................................47
     6.14  No Burdensome Restrictions..................................48
     6.15  Copyrights, Patents, Trademarks and Licenses, etc...........48
     6.16  Subsidiaries................................................48
     6.17  Insurance...................................................48
     6.18  Swap Obligations............................................48
     6.19  Year 2000...................................................48
     6.20  Full Disclosure.............................................49

ARTICLE VII  AFFIRMATIVE COVENANTS.....................................49
     7.01  Financial Statements........................................49
     7.02  Certificates; Other Information.............................50
     7.03  Notices.....................................................51
     7.04  Preservation of Corporate Existence, Etc....................52
     7.05  Maintenance of Property.....................................52
     7.06  Insurance...................................................52
     7.07  Payment of Obligations......................................53
     7.08  Compliance with Laws........................................53
     7.09  Compliance with ERISA.......................................53
     7.10  Inspection of Property and Books and Records................53
     7.11  Environmental Laws..........................................54
     7.12  Use of Proceeds.............................................54

ARTICLE VIII  NEGATIVE COVENANTS.......................................54
     8.01  Limitation on Liens.........................................54
     8.02  Restrictions on Liens.......................................56
     8.03  Disposition of Assets.......................................56
     8.04  Consolidations and Mergers..................................57
     8.05  Loans and Investments.......................................57
     8.06  Limitation on Indebtedness..................................60
     8.07  Transactions with Affiliates................................62
     8.08  Use of Proceeds.............................................62
     8.09  Contingent Obligations......................................62
     8.10  Joint Ventures..............................................62
     8.11  Lease Obligations...........................................62
     8.12  Restricted Payments.........................................63
     8.13  ERISA.......................................................63
     8.14  Tangible Net Worth..........................................63
     8.15  Leverage Ratio..............................................64
     8.16  Fixed Charge Coverage Ratio.................................64
     8.17  Change in Business..........................................64
     8.18  Accounting Changes..........................................64
     8.19  SICPA Agreements............................................64


ARTICLE IX EVENTS OF DEFAULT...........................................65
     9.01  Event of Default............................................65
          (a)Non-Payment ..............................................65
          (b)Representation or Warranty................................65
          (c)Specific Defaults ........................................65
          (d)Other Defaults ...........................................66
          (e)Cross-Default ............................................66
          (f)Insolvency; Voluntary Proceedings.........................66
          (g)Involuntary Proceedings...................................67
          (h)ERISA ....................................................67
          (i)Monetary Judgments .......................................67
          (j)Non-Monetary Judgments ...................................67
          (k)Change of Control ........................................68
          (l)Loss of Licenses .........................................68
          (m)Adverse Change ...........................................68
     9.02  Remedies....................................................68
     9.03  Rights Not Exclusive........................................69
     9.04  Certain Financial Covenant Defaults.........................69

ARTICLE X THE AGENT....................................................69
     10.01  Appointment and Authorization..............................69
     10.02  Delegation of Duties.......................................70
     10.03  Liability of Agent.........................................70
     10.04  Reliance by Agent..........................................71
     10.05  Notice of Default..........................................71
     10.06  Credit Decision............................................71
     10.07  Indemnification of Agent...................................71
     10.08  Agent in Individual Capacity...............................71
     10.09  Successor Agent............................................72
     10.10  Withholding Tax............................................72

ARTICLE XI MISCELLANEOUS...............................................74
     11.01  Amendments and Waivers.....................................74
     11.02  Notices....................................................75
     11.03  No Waiver; Cumulative Remedies.............................75
     11.04  Costs and Expenses.........................................76
     11.05  Company Indemnification....................................76
     11.06  Payments Set Aside.........................................76
     11.07  Successors and Assigns.....................................77
     11.08  Assignments, Participations, etc...........................77
     11.09  Confidentiality............................................78
     11.10  Set-off....................................................79
     11.11  Notification of Addresses, Lending Offices, Etc............79
     11.12  Counterparts...............................................79
     11.13  Severability...............................................79
     11.14  No Third Parties Benefited.................................80
     11.15  Governing Law and Jurisdiction.............................80
     11.16  Waiver of Jury Trial.......................................80
     11.17  Entire Agreement...........................................81
     11.18  Automatic Debit of Fees....................................81

SCHEDULES

Schedule 2.01   Commitments
Schedule 6.05   Litigation
Schedule 6.11   Permitted Liabilities
Schedule 6.12   Environmental Matters
Schedule 6.16   Subsidiaries and Minority Interests
Schedule 6.17   Insurance Matters
Schedule 8.01   Permitted Liens
Schedule 8.05   Certain Investments
Schedule 8.06   Certain Indebtedness
Schedule 8.09   Contingent Obligations
Schedule 11.02  Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A       Form of Compliance Certificate
Exhibit B       Form of Notice of Borrowing
Exhibit C       Form of Notice of Conversion/Continuation
Exhibit D       Form of Legal Opinion of Company's Counsel
Exhibit E       Form of Assignment and Acceptance

                               CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of July 31, 1998, among Optical Coating Laboratory, Inc. a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as letter of credit issuing bank and as agent for the Banks.

     WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility with a letter of credit subfacility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

     1.01 Certain Defined  Terms.   The following  terms  have the  following
meanings:

          "Acceptable Bank" means any commercial bank:

            (a) that is organized under the laws of the United States or any state thereof;

            (b) that has capital, surplus and undivided profits aggregating at least $100,000,000; and

            (c) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) shall have been rated "A" or higher by Standard & Poor's or "A2" or higher by Moody's.

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
     (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09.

          "Agent-Related Persons" means BofA and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on Schedule 11.02, or such other address as the Agent may from time to time specify.

          "Agreement" means this Credit Agreement.

          "Applicable Fee Percentage" means 0.200%, and "Applicable Margin" means 0.625% for Offshore Rate Advances and 0.00% for Base Rate Advances, in each case until two Business Days after receipt by the Agent of the Compliance Certificate delivered pursuant to subsection
     7.02(b), together with the financial statements referred to in subsection 7.01(a), for the Company's fiscal quarter ending July 31, 1998; thereafter the Applicable Fee Percentage and the Applicable Margin shall mean the percentage specified below for each opposite the applicable Leverage Ratio as set forth below:

     Leverage              Applicable Fee          Applicable  Margin
     --------              --------------          -------------------
     Ratio                   Percentage    Offshore Rate Loan  Base Rate Loan
     -----                   ----------    ------------------  --------------
     Less than 150 to          0.200%           0.625%            0.000%
     1.00

     Greater than or
     equal to 1.50 to
     1.00  but less than
     2.00 to 1.00              0.250%           0.750%            0.000%

     Greater than or
     equal  to 2.00 to
     1.00                      0.300%           1.000%            0.000%

          Each subsequent change in the Applicable Margin shall take effect two Business Days after receipt by the Agent of the Compliance Certificate delivered pursuant to Section 7.02(b), together with the financial statements referred to in subsection 7.01(a) or 7.01(b), as applicable; provided, however, that if the Compliance Certificate required to be delivered pursuant to subsection 7.02(b) and the financial statements required to be delivered pursuant to subsection 7.01(a) or 7.01(b), as applicable, are not delivered when required thereunder, the Leverage Ratio shall, until two Business Days after receipt of such items, be deemed to be greater than or equal to 2.00 to 1.00.

          "Assignee" has the meaning specified in subsection 11.08(a).

          "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. S101, et seq.).

          "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan means a Revolving Loan or an L/C Advance that bears interest based on the Base Rate.

          "BofA"  means   Bank  of   America  National   Trust  and   Savings
     Association, a national banking association.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing Date" means any  date on which a  Borrowing occurs under
     Section 2.03.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank or of any corporation controlling a Bank.

          "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at BofA. The types of, and the rates of interest on, such accounts shall be determined by BofA and such accounts shall be subject to BofA's standard terms and conditions for such accounts.

     "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(d), waived by the Person entitled to receive such payment).

     "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

     "Commitment", as  to each  Bank, has  the meaning  specified in  Section
    2.01.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit A, or in such other form as the Majority Banks may accept from time-to-time.

     "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person
    (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations (unless otherwise specifically provided in such Guaranty Obligations), be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof, and in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as such, but with a new Interest Period, Offshore Rate Loans having Interest Periods expiring on such date.

     "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Distribution"  means,   without  duplication,   with  respect   to  any
    corporation:

     (a) any dividend or other distribution, direct or indirect, on account of any shares of capital stock of such corporation now or hereafter outstanding, whether in cash or other property, except a dividend or other distribution payable solely in shares of stock of such corporation; and

     (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of such corporation now or hereafter outstanding, including, without limitation, any deferred payment made by such corporation in connection with the acquisition of its capital stock, or of any warrants, rights or options to acquire any shares of such stock.

         "Dollars", "dollars" and  "$" each mean  lawful money of  the United
    States.

         "EBIT" means, for any period, as to a Person, on a consolidated basis, earnings before interest income, interest expense, and taxes. As used herein, "EBIT" shall also include the EBIT of any Person acquired by the Company or by a Subsidiary in an Acquisition for the period prior to the date of such Acquisition if the Agent and the Banks have been furnished with audited financial statements satisfactory to them confirming such items for the relevant periods prior to the date of such Acquisition.

         "EBITDA" means, for any period, as to a Person, on a consolidated basis, earnings of such Person before interest income, interest expense, taxes, depreciation, and amortization. As used herein, "EBITDA" shall also include the EBITDA of any Person acquired by the Company or by a Subsidiary in an Acquisition for the period prior to the date of such Acquisition if the Agent and the Banks have been furnished with audited financial statements satisfactory to them confirming such items for the relevant periods prior to the date of such Acquisition.

         "Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of

    Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
    Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

         "Event of Default" means any of the events or circumstances specified in Section 9.01.

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Existing Syndicated Credit Agreement" means the credit agreement dated as of May 24, 1995 among the Company, the financial institutions party thereto, and BofA as agent for such financial institutions and letter of credit issuing bank.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         "Fee Letter" has the meaning specified in subsection 2.10(a).

         "Fixed Charge Coverage Ratio" means, for the date of determination, the ratio of the Company's (i) EBIT for the four quarter period ending on such date to (ii) the sum of its consolidated (x) net interest expense for the four quarter period ending on such date plus (y) current portion of long term debt, calculated on a prospective basis for the four quarter period beginning on such date of determination. In calculating the Fixed Charge Coverage Ratio, Indebtedness of Flex Products covered by Section 8.06(j) to the extent it is owed to SICPA or to a third person who is making the credit extension in lieu of SICPA and the interest expense allocated to such Indebtedness shall be excluded.

         "Flex Products" means Flex Products, Inc., a Delaware corporation.

         "Flex-SICPA Contract means the License and Supply Agreement by and among Flex Products, Inc. and SICPA dated as of December 2, 1994, as amended pursuant to the SICPA/OCLI Settlement Agreement by a First Amendment thereto dated as of November 19, 1997, as in effect as of the date of this Agreement.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "Funded Debt" means, as of the date of determination, for the Company and its Subsidiaries on a consolidated basis, without duplication, all indebtedness for borrowed money, all non-contingent reimbursement or payment obligations with respect to Surety Instruments, all obligations with respect to capital leases, the current portion of mandatory redeemable preferred stock, and all Guaranty Obligations in respect of indebtedness or obligations of others of the foregoing kinds; and shall exclude all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person if the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossessions or sale of such property.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting
    Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

         "Honor Date" has the meaning specified in subsection 3.03(b).

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (excluding such indebtedness if the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or joint venturer or member, to the extent that such Person may be held liable for repayment thereof.

         "Indemnified Liabilities"  has  the  meaning  specified  in  Section
    11.05.

         "Indemnified Person" has the meaning specified in Section 11.05.

         "Independent  Auditor"  has  the  meaning  specified  in  subsection
    7.01(a).

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each January, April, July and October (i.e., each fiscal quarter of the Company) and the Revolving Termination Date, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

         "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;
    provided that:

              (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

              (iii) no Interest Period shall extend beyond the date set forth in clause (a) of the definition of "Revolving Termination Date."

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Issuance Date" has the meaning specified in subsection 3.01(a).



         "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

         "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.

         "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

         "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under Section 3.03.

         "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitments of the Banks severally to participate in Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $5,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the Commitments, rather than a separate, independent commitment.

         "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

         "L/C-Related  Documents"  means  the  Letters  of  Credit,  the  L/C
    Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

         "Letters of Credit" means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Article III.

         "Leverage Ratio means, for the date of determination, the ratio of Funded Debt as such date to the Company's EBITDA for the four quarter period ending on such date. In calculating the Leverage Ratio, Indebtedness of Flex Products covered by Section 8.06(j) to the extent it is owed to SICPA or to a third person who is making the credit extension in lieu of SICPA and the interest expense allocated to such Indebtedness shall be excluded.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "Loan" means a  Revolving Loan  made by  a Bank  to a  Company under
    Article II, or an L/C Advance under Article III.

         "Loan Documents" means this Agreement, the Fee Letter, the L/C Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

         "Majority Banks" means at any time:

     (a)   both Banks if there are only two Banks party to this Agreement, or

     (b)   if there are more than two Banks party to this Agreement,

           (i) and BofA holds in excess of 60% of the then aggregate unpaid principal amount of the Loans or, if no such principal amount is outstanding, has 60% of the combined Commitments, BofA and another Bank, and
           (ii) in all other cases, Banks then holding in excess of 60% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 60% of the Commitments.

         "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

         "Material Subsidiary" means Flex Products and, at any time, any other Subsidiary of the Company having at such time either (i) total (gross) revenues for the preceding four fiscal quarter period of 10% or more of the total (gross) revenues of the Company on a consolidated basis, or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value of 10% or more of the net book value of the Company's consolidated total assets, in each case based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01.

         "Multiemployer Plan means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "1998 Senior Note Agreements" means, collectively, those certain separate Note Purchase Agreements each dated as of July 30, 1998, each containing identical terms and provisions, entered into by the Company with Modern Woodmen of America, American Life and Casualty Insurance Company, Massachusetts Mutual Life Insurance Company, MML Bay State Life Insurance Company, and Principal Life Insurance Company.

         "1998 Senior Notes" means those certain Senior Notes in the original aggregate principal amount of $44,400,000 dated on or about July 31, 1998 issued pursuant to the 1998 Senior Note Agreements.

         "Net Issuance Proceeds" means, as to any issuance of common stock by any Person, cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person. Net Issuance Proceeds shall not include cash proceeds received in connection with (a) common stock issued by the Company upon exercise of employee stock options, (b) common stock issued by the Company to its employee stock ownership plan, and (c) common stock issued by the Company upon the exercise of rights for which no additional consideration is received by the Company.

         "Notice of Borrowing" means a notice in substantially the form of Exhibit B.

         "Notice of Conversion/Continuation means a notice in substantially the form of Exhibit C.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

                                            LIBOR
         Offshore Rate =    ------------------------------------
                            1.00 - Eurodollar Reserve Percentage
      Where,

              "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

              "LIBOR" means the rate of interest per annum determined by the Agent (rounded upward to the next 1/16th of 1%) as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an


         Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered by BofA to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" means a Revolving Loan that bears interest based on the Offshore Rate.

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents; excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

         "Participant" has the meaning specified in subsection 11.08(d).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Liens" has the meaning specified in Section 8.01.

         "Permitted Repurchase Agreement" means any written agreement:

              (a)  that provides for

                   (i) the transfer of one or more United States Governmental Securities to the Company or a Subsidiary from an Acceptable Bank against a transfer of funds (the "transfer price") by the Company or such Subsidiary to such Acceptable Bank, and

                   (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank the same or substantially similar United States Governmental Securities for a price not less than the transfer price plus a reasonable return thereon at a date certain not later than one year after such transfer of funds; and

              (b) in respect of which the Company or such Subsidiary shall have the right, whether by contract or pursuant to applicable law,

         to liquidate such repurchase agreement upon the occurrence of any default thereunder.

      "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

         "Person" means  an  individual,  partnership,  corporation,  limited
    liability  company,   business  trust,   joint   stock  company,   trust,
    unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Commitments of all the Banks.

         "Redeemable Stock means, with respect to any Person, each share of such Person's capital stock that is:

         (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into indebtedness of such Person:

              (1) at a fixed or determinable date, whether by operation of a sinking fund or otherwise,

              (2)  at the option of any Person other than such Person, or

              (3) upon the occurrence of a condition not solely within the control of such Person; or

         (b)  convertible into other Redeemable Stock.

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the

     Company, or any other officer having substantially the same authority and responsibility.

         "Restricted Payment" means any Distribution (other than on account of capital stock of a Subsidiary owned legally and beneficially by the Company or another Subsidiary) including, without limitation, any Distribution resulting in the acquisition by the Company of securities which would constitute treasury stock.

         "Revolving Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Base Rate Loan or an Offshore Rate Loan, each, a "Type" of Loan).

         "Revolving Termination Date" means the earliest to occur of:

              (a)  July 31, 2003; and

              (b) the date on which the Commitments otherwise terminate in accordance with the provisions of this Agreement.

         "SEC"  means  the  Securities   and  Exchange  Commission,   or  any
    Governmental Authority succeeding to any of its principal functions.

         "SICPA" means SICPA Holding, S.A., a company organized and existing under the laws of Switzerland.

         "SICPA Agreements" means the SICPA/OCLI Joint Acquisition Agreement, the Flex-SICPA Contract, and the SICPA/OCLI Settlement Agreement.

         "SICPA/OCLI Joint Acquisition Agreement" means that certain agreement between the Company and SICPA dated as of December 13, 1994 and amended by Addendum No. 1 thereto dated May 1, 1995 and Addendum No. 2 thereto dated as of September 23, 1997, and as further amended pursuant to the terms of the SICPA/OCLI Settlement Agreement, as in effect as of the date of this Agreement, pursuant to which SICPA and the Company have agreed to acquire from ICI Americas, Inc. all of ICI Americas, Inc.'s interest in Flex Products and to acquire jointly from ICI American Holdings Inc. all of ICI American Holdings Inc.'s interest in Flex Products' promissory note payable to the order of ICI American Holdings Inc. dated April 30, 1995, evidencing a revolving credit and in the face amount of $15,000,000.

         "SICPA/OCLI Settlement Agreement" means that certain Settlement Agreement dated as of November 19, 1997, by and among SICPA, the Company, Flex Products, the OCLI Designated Directors (as defined therein) and the SICPA Designated Directors (as defined therein).

         "Stock and Note Purchase Agreement" means that certain Stock and Note Purchase Agreement among the Company, SICPA, ICI Americas, Inc., and ICI American Holdings, Inc. dated May 1, 1995, as in effect as of the date of this Agreement, pursuant to which the Company and SICPA effect the transactions contemplated in the SICPA/OCLI Joint Acquisition Agreement.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company. A "Subsidiary" of the Company shall also include any Person which, under GAAP, is required to be consolidated in the consolidated financial statements of the Company.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

      "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

     "Tangible Net Worth" means, for the Company and its Subsidiaries on a consolidated basis, net worth minus goodwill.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

     "Type" has the meaning specified in the definition of "Revolving Loan."

     "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." each means the United States of America.

     "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.02  Other Interpretive Provisions.

           (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

           (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c)   (1) The  term  "documents"  includes  any   and  all  instruments,
    documents,  agreements,  certificates,  indentures,   notices  and  other
    writings, however evidenced.

           (2) The term "including" is not limiting and means "including without limitation."

           (3) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

           (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

           (e) The  captions  and   headings  of   this  Agreement   are  for
convenience of reference only and shall not affect the interpretation of this Agreement.

           (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

           (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

    1.03Accounting Principles.

        (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

        (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

ARTICLE II

THE CREDITS

    2.01Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make Revolving Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding, the amount set forth on Schedule 2.01 (such amount, as it may be reduced under Section 2.05 or reduced or increased as a result of one or more assignments under Section 11.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations shall not at any time exceed the combined Commitments; and provided, further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, amounts borrowed by the Company as Revolving Loans under this Section may be prepaid under Section 2.06 and reborrowed under this Section.

    2.02Loan Accounts. The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more loan accounts or records maintained by such Bank or the Issuing Bank, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Agent, the Issuing Bank, and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

    2.03Procedure for Borrowing

        (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. San Francisco, California time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

            (1) the amount of the Borrowing, which shall be in an aggregate minimum amount of $2,000,000 for Offshore Rate Loans, or any integral multiple of $100,000 in excess of such amount;

            (2) the requested Borrowing Date, which shall be a Business Day;

            (3) the Type of Loans comprising the Borrowing; and

            (4) the duration of the Interest Period applicable to any Offshore Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

provided, however, that with respect to any Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 2:00 p.m. (San Francisco, California time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

        (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

        (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco, California time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

        (d) After giving effect to any Borrowing, there may not be at any one time more than six different Interest Periods in effect.

    2.04Conversion and Continuation Elections.

        (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

            (1) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of the other Type; or

            (2) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans, shall terminate (except as provided immediately below). With respect to each Borrowing that is less than $2,000,000 in aggregate principal amount, the Company may combine such Borrowing with another Borrowing(s) so as to have a combined Borrowing of not less than $2,000,000 (and, if greater, in an integral multiple of $100,000) and borrow such combined Borrowing as Offshore Rate Loans, subject to the other provisions of this Agreement.

        (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. San Francisco, California
time)   at   least   (i)   three   Business   Days    in   advance   of   the
Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

            (1) the proposed Conversion/Continuation Date;

            (2) the aggregate amount of Loans to be converted or renewed;

            (3) the Type of Loans resulting from the proposed conversion or continuation; and

            (4) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

        (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

        (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given.

        (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

        (f) After giving effect to any conversion or continuation of Loans, there may not be at any one time more than six different Interest Periods in effect.

    2.05Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the Commitments shall be applied to reduce the L/C Commitment. All accrued commitment fees and letter of credit fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

    2.06Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon not less than three Business Days' (for Offshore Rate Loans) and one Business Day's (for Base Rate Loans) irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 4.04.

    2.07Mandatory Prepayments of Loans. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall, within two Business Days, Cash Collateralize the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, the Company shall, within two Business Days and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

    2.08Repayment.   The Company  shall repay to  the Banks on  the Revolving
Termination  Date  the   aggregate  principal   amount  of   Revolving  Loans
outstanding on such date.

    2.09Interest.

        (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

        (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.06 or Section 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

        (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations at a rate per annum which is determined by adding 3% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 3%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 3%.

        (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

    2.10  Fees.

        (a) Fees. The Company shall pay arrangement and agency fees to BofA for its own account, in the times and in the amounts required by the letter agreements (collectively, the "Fee Letter") between the Company and BofA dated March 3, 1998 and the attachments thereto.

        (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee equal to the Applicable Fee Percentage per annum times the actual daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each fiscal quarter of the Company based upon the daily utilization for that quarter as calculated by the Agent. For purposes of calculating utilization under this subsection, the Commitment shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October (i.e., each fiscal quarter of the Company) commencing on October 30, 1998 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of the Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

    2.11Computation of Fees and Interest.

        (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

        (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

    2.12Payments by the Company.

        (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco, California time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 1:00 p.m. (San Francisco, California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

        (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a


Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

    2.13Payments by the Banks to the Agent.

        (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

        (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

    2.14Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                 ARTICLE III

                            THE LETTERS OF CREDIT

    3.01The Letter of Credit Subfacility.

        (a) On the terms and conditions set forth herein, (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or
(3) the  Effective Amount  of  L/C Obligations  exceeds  the L/C  Commitment.

Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

        (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

            (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

            (2) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

            (3) the expiry date of any requested Letter of Credit is (A) more than one year after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) after the Revolving


    Termination Date, unless all of the Banks have approved such expiry date in writing;

            (4) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

            (5) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

            (6) any   standby  Letter  of  Credit  is  for   the  purpose  of
    supporting the issuance of any letter of credit by any other Person; or

            (7) such Letter of Credit is in a face amount less than $100,000 or denominated in a currency other than Dollars.

    3.02Issuance, Amendment and Renewal of Letters of Credit
        (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

        (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(2); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

        (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended;
(ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

        (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

        (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

        (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

        (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

    3.03Risk Participations, Drawings and Reimbursements.

        (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

        (b) In  the event  of any  request for  a drawing  under a  Letter of
Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. San Francisco, California time, on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. San Francisco, California time on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this subsection may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice and provided, further, that such confirmation will be provided by the Issuing Bank or the Agent.

        (c) Each Bank shall, upon any notice pursuant to subsection 3.03(b), make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon San Francisco, California time on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section.

        (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 3% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section.

        (e) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this
Section is subject to the conditions set forth in Section 5.02.

    3.04Repayment of Participations

        (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

        (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

    3.05Role of the Issuing Bank.

        (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

        (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable);
(ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

        (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (a) through (g) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

    3.06Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

        (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

        (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

        (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

        (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

        (e) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

        (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

        (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

    3.07Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.07 requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall within two Business Days Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. The two Business Days provided for in this

Section is not intended to be in addition to the two Business Days provided in Section 2.07.

    3.08Letter of Credit Fees.

        (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to a rate per annum equal to the Applicable Margin for Offshore Rate Loans then in effect times the actual daily maximum amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each fiscal quarter of the Company based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter of the Company during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

        (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.125% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

        (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

    3.09Uniform Customs and Practice The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                  ARTICLE IV

                    TAXES, YIELD PROTECTION AND ILLEGALITY

    4.01Taxes

        (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

        (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

        (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

            (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

            (ii)the Company shall make such deductions and withholdings;

            (iii)   the  Company  shall  pay  the  full  amount  deducted  or
    withheld  to  the  relevant  taxing  authority   or  other  authority  in
    accordance with applicable law; and

            (iv)the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

        (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

        (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

        (f) Each Bank agrees, upon written request of the Company, to cooperate with and assist the Company in contesting any assessment of Taxes and/or Other Taxes which the Company determines were incorrectly or illegally asserted, subject to the following:

            (1) All costs and expenses (including Attorney Costs) will be at the expense of the Company. Such Bank may, from time to time, require prepayment of the estimated costs and expenses (including Attorney Costs) involved, without precluding final settling of accounts between the Company and such Bank;

            (2) Such Bank shall, at all times, retain full control of the contest which shall be conducted as such Bank, in its sole discretion, may direct; and

            (3) Such Bank may decide, in its sole discretion, to discontinue its cooperation with the Company in such contest after the final administrative proceeding of such contest is concluded.

    4.02Illegality.

        (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

        (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall, at its option and subject to the other provisions of this Agreement, borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

        (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans, at the option of the Company and subject to the other provisions of this Agreement.

        (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

    4.03Increased Costs and Reduction of Return.

        (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing, or maintaining any Letter of Credit or of agreeing to make or making, funding, or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

        (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

    4.04Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

        (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

        (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

        (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

        (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

        (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;
including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

    4.05Inability to Determine Rates. If the Majority Banks determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

    4.06Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

    4.07Survival.   The  agreements and  obligations of  the Company  in this
Article shall survive the payment of all other Obligations.


                                  ARTICLE V

                             CONDITIONS PRECEDENT

     5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

           (a) Credit Agreement.    This  Agreement  executed by  each  party
thereto;
           (b) Resolutions; Incumbency.

           (1) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

           (2) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

           (c) Legal Opinion.   An  opinion of  Collette &  Erickson, outside
counsel  to  the  Company  and   addressed  to  the  Agent   and  the  Banks,
substantially in the form of Exhibit D;

           (d) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;

           (e) Placement of Debt   The  Company shall  have issued  the 1998
Senior Notes, which shall evidence long term fixed-rate debt with final maturities of at least five years from the placement date in an aggregate principal amount of at least $30,000,000 (the "Placement").

           (f) Certificate. A certificate signed by a Responsible Officer or any authorized vice president of the Company, dated as of the Closing Date, stating that:

           (1) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;
           (2) no Default or Event of Default exists or would result from the Credit Extension;

           (3) the Placement has occurred on or before the Closing Date; and

           (4) there has occurred since October 31, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

           (g) Agreements. Copies certified by the Secretary of the Company as being true and complete as of the date of this Agreement of (i) the SICPA/OCLI Settlement Agreement (including all schedules and exhibits thereto), (ii) all amendments to the Flex-SICPA Contract, the SICPA/OCLI Joint Acquisition Agreement and the Stock and Note Purchase Agreement entered into after the "closing date" under the Existing Syndicated Credit Agreement, and (iii) the 1998 Senior Note Agreements.

           (h) Termination of Existing Syndicated Credit Agreement. Evidence satisfactory to the Agent that all commitments to lend under the Existing Syndicated Credit Agreement have been terminated and that the Company has repaid (or made arrangements satisfactory to the Agent for repayment of) all principal, interest, commitment fees, letter of credit fees and other sums due thereunder; and

           (i) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

     5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date, or Issuance Date:

           (a) Notice of Borrowing or Conversion/Continuation; Application. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing, a Notice of Conversion/Continuation, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application as required under Section 3.02;

           (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

           (c) No Existing Default.   No  Default or  Event of  Default shall
exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing, Notice of Conversion/Continuation, and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

    The Company represents and warrants to the Agent and each Bank that:

    6.01Corporate  Existence  and  Power.    The  Company  and  each  of  its
Subsidiaries:

        (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

        (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

        (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

        (d) is in compliance with all Requirements of Law except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

    6.02Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

        (a) contravene  the  terms  of  any  of  the  Company's  Organization
Documents;

        (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

        (c) violate any Requirement of Law.

    6.03Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document. In providing the representations and warranties in this Section, the Company has assumed that, other than the Company and its Subsidiaries, no party to the Agreement or any of the other Loan Documents is subject to any statute, rule or regulation, or to any impediment to which contracting parties are generally not subject, which requires the Company, any of its Subsidiaries or any other Person to obtain approval, consent, exemption, authorization or other action by, or to provide notice to, or filing with, any Governmental Authority in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

    6.04Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    6.05Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

        (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

        (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

    6.06No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

    6.07ERISA Compliance.

        (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);
(iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    6.08Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.08. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    6.09Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

    6.10Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

    6.11Financial Condition.

        (a) The audited consolidated financial statements of the Company and its Subsidiaries dated October 31, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

            (1) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

            (2) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

            (3) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

        (b) Since  October  31, 1997,  there  has  been no  Material  Adverse
Effect.

    6.12Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    6.13Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

    6.14No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

    6.15Copyrights, Patents, Trademarks and Licenses, etc The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

    6.16Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.16 and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

    6.17Insurance. Except as specifically disclosed in Schedule 6.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

    6.18Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

    6.19Year 2000. On the basis of a comprehensive review and assessment presently being conducted of the Company's and its Subsidiaries' systems and equipment and inquiry now underway of the Company's and its Subsidiaries' material suppliers and vendors, the Company reasonably believes that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computer devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31,
1999), including costs of remediation, will not result in a Material Adverse Effect. The Company is developing contingency plans that it reasonably believes will ensure that any interruption or impairment of its or its Subsidiaries' own systems or equipment, or the systems or equipment of material suppliers or vendors, due to the Year 2000 problem, or a general failure of or interruption in the communications and delivery infrastructure of the Company or its Subsidiaries, will not result in a Material Adverse Effect.

    6.20Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                 ARTICLE VII

                            AFFIRMATIVE COVENANTS

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

    7.01Financial Statements. The Company shall deliver to the Agent and each Bank, in form and detail satisfactory to the Agent and the Majority
Banks:

        (a) (1) as soon as available, but not later than 105 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in
    comparative  form  the  figures   for  the  previous  fiscal   year,  and
    accompanied by the opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("Independent Auditor") which opinion shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records or any other reason;

            (2) as soon as available, but not later than 105 days after the end of each fiscal year, a copy of the balance sheet of Flex Products as at the end of such year and the related statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith audit adjustments and the absence of notes to such financial statements), the financial position and the results of operations of Flex Products;

        (b) (1) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and commencing on the first day of the fiscal year and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith audit adjustments and the absence of notes to such financial statements), the financial position and the results of operations of the Company and the Subsidiaries;

            (2) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the balance sheet of Flex Products as of the end of such quarter and the related statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter and commencing on the first day of the fiscal year and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith audit adjustments and the absence of notes to such financial statements), the financial position and the results of operations of Flex Products.

    7.02Certificates; Other Information. The Company shall furnish to the Agent and each Bank:

        (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a)(1), a certificate of the Independent Auditor stating that during the examination there was observed no Default or Event of Default of the kind which would normally be revealed by such an examination, or a statement of such Default or Event of Default if any is found whether or not the same shall have been cured;

        (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a)(1) and (b)(1), a Compliance Certificate executed by a Responsible Officer;

        (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

        (d) annually not later than 45 days after the commencement of each fiscal year, the consolidated operating budget of the Company and its Subsidiaries for the coming fiscal year; and

        (e) promptly, notice of each change in ownership of Flex Products (including each change in the proportionate ownership of Flex Products by the Company and/or SICPA);

        (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

    7.03Notices.  The Company shall promptly notify the Agent and each Bank:

        (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

        (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

        (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

            (1) an ERISA Event;

            (2) a material increase in the Unfunded Pension Liability of any Pension Plan;

            (3) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

            (4) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

        (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and
        (e) each proposed amendment to any or all of the SICPA Agreements.

        Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

    7.04Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary (except where the failure so to cause any such Subsidiary could not be reasonably expected to have a Material Adverse Effect) to:

        (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

        (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in connection with transactions permitted by Section 8.04 and sales of assets permitted by Section 8.03;

        (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

        (d) preserve or  renew, to  the extent legally  possible, all  of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

    7.05Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

    7.06Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

    7.07Payment  of Obligations   The  Company shall,  and shall  cause each
Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

        (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

        (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

        (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

    7.08Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

    7.09Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

    7.10Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

    7.11Environmental  Laws.    The  Company  shall,  and  shall  cause  each
Subsidiary to, conduct its operations and keep and maintain its property substantially in compliance with all Environmental Laws.

    7.12Use of Proceeds. The Company shall use the proceeds of the Loans and the Letters of Credit for working capital, capital equipment, and other general corporate purposes, including the repayment of the loans outstanding as of the Closing Date under the Existing Syndicated Credit Agreement, so long as such usage is not in contravention of any Requirement of Law or of any Loan Document.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

    8.01Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

        (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

        (b) any Lien created under any Loan Document;

        (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07;

        (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

        (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

        (f) Liens on the  property of the Company or  its Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety, and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business as presently conducted;

        (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed, the claims secured thereby are being actively contested in good faith and by appropriate proceedings, adequate book reserves shall have been established and maintained and shall exist with respect thereto, and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;

        (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

        (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

        (j) (1) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, and (ii) such Lien attaches solely to the property so acquired in such transaction;

            (2) A deed of trust on the Company's property in Santa Rosa, California, to secure financing up to $9,000,000 for the construction of general purpose manufacturing and office buildings on such property;

        (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

        (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

        (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that the counterparty to any Swap Contract relating to any such Permitted Swap Obligations is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis;

        (n) Liens  not otherwise  permitted pursuant  to clauses  (a) through
(m), inclusive, of this Section; provided, that:

            (1) the Indebtedness or other obligations secured thereby shall have been incurred, or shall be permitted to be outstanding, in accordance with the provisions of Section 8.06 of this Agreement; and

            (2) immediately prior to, and after giving effect to the incurrence, assumption or creation thereof and to any concurrent application of the proceeds of any Indebtedness or other obligation secured thereby, (A) the aggregate amount of all Indebtedness and other obligations secured by such Liens at such time would not exceed $5,000,000, and (B) no Default or Event of Default would exist; and

        (o) Liens securing renewals, extensions (as to time) and refinancings of Indebtedness secured by the Liens described in clauses (a) through (n) of this Section; provided, that:

            (1) the amount of Indebtedness or other obligations secured by each such Lien is not increased in excess of the amount of such Indebtedness or other obligations outstanding on the date of such renewal, extension or refinancing;

            (2) none of such Liens is extended to encumber or otherwise relate to or cover any additional property of the Company or any Subsidiary; and

            (3) immediately prior to, and immediately after the consummation of such renewal, extension or refinancing, and after giving effect thereto, no Default or Event of Default exists or would exist.

    8.02Restrictions on Liens Except for the 1998 Senior Note Agreements and the ABN AMRO Bank N.V. refinancing of the Von Birkhahn Note balance, the Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, enter into any Contractual Obligations that impairs the ability of the Company to grant or prohibits the Company from granting any Lien(s) in favor of the Agent and the Banks.

    8.03Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse and shares in any Subsidiary) or enter into any agreement to do any of the foregoing, except:

        (a) dispositions of inventory, or used, worn-out, fully depreciated, or surplus equipment, all in the ordinary course of business;

        (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

        (c) dispositions of inventory, equipment or other property by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements; and

        (d) dispositions (but not including any disposition of any fixed or capital assets or any shares in any Subsidiary) not otherwise permitted under this Section which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any twelve month period, 10% of the gross book value of the assets of the Company and its Subsidiaries on a consolidated basis (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges, and other like intangibles) less reserves applicable thereto.

    8.04Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

        (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

        (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary.

    8.05Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

        (a) investments in property to be used in the ordinary course of business of the Company and its Subsidiaries;

        (b) investments in trade accounts receivable arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;

        (c) investments in United States Governmental Securities, provided that such obligations mature within three years from the date of acquisition thereof;

        (d) investments in commercial  paper given either of  the two highest
ratings  by  either  Standard  &  Poor's  or   Moody's,  provided  that  such
obligations mature within 270 days from the date of creation thereof;

        (e) investments  constituting   loans  and  advances   to  employees,
including travel advances and relocation loans, made in the ordinary course of and furtherance of the business of the Company or any Subsidiary;

        (f) investments in demand deposit accounts maintained with one or more local commercial banks, which qualify as Acceptable Banks, as operating funds accounts used in the ordinary course of business of the Company and the Subsidiaries;

        (g) investments in publicly-traded shares in any open-end mutual fund that invests solely in Investments of the type described in clause (c), clause (d), clause (i) or clause (j) of this Section and has total assets in excess of $1,000,000,000, provided that such Investments are classified as current assets in accordance with GAAP;

        (h) investments in money market preferred stock of corporations organized under the laws of the United States or any state thereof that (i) is commonly referred to by the terms "Dutch-Auction Preferred," "Capital Market Preferred," "Remarketed Preferred," "Variable Rate Preferred" or similar terms, and (ii) has been given, at the time of acquisition, one of the two highest ratings by either Standard & Poor's or Moody's;

        (i) investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within one year from the date of acquisition thereof;

        (j) investments in Permitted Repurchase Agreements;

        (k) investments in Dollar-denominated deposits with:

            (1) a bank organized under the laws of a country that is a member of the European Community (or any political subdivision of such country) having a combined capital and surplus of not less than $100,000,000 and given an issuer rating of "A" by Thomson BankWatch, Inc. (or a comparable rating by another nationally-recognized rating agency of similar standing if Thomson BankWatch, Inc. is not then in the business of rating commercial banks), or

            (2)  a foreign branch of an Acceptable Bank;

        (l) investments in tax-exempt obligations of any state of the United States, or any municipality of any such state, given either of the two highest ratings by either Standard & Poor's or Moody's, provided that such obligations mature within three years from the date of acquisition thereof;

        (m) investments in joint ventures, provided that the aggregate book value of all such investments shall not at any time exceed 10% of consolidated total assets of the Company and its Subsidiaries determined at such time;

        (n) investments in federally insured money market deposit accounts maintained with one or more Acceptable Banks;

        (o) other investments in securities for cash management purposes, made in accordance with the Company's investment policies as in effect on the Closing Date and as more particularly set forth in Schedule 8.05, maturing within one year from the date of acquisition thereof, provided that the aggregate book value of all such investments shall not at any time exceed 2.50% of the consolidated total assets of the Company and its Subsidiaries determined at such time;

        (p) investments  in  existence  on  the  Closing  Date  described  in
Schedule 8.05;

        (q) extensions of credit to and equity investments in Flex Products (including the investments contemplated in the Stock and Note Purchase Agreement); the aggregate amount of credit extended to Flex Products shall be subject to the limits set forth in subsection 8.06(g);

        (r) investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations; and

        (s) any other investment not otherwise permitted under clauses (a) through (r) hereof and subject to the provisions of Section 8.06(h); provided, that:

            (1) immediately after, and after giving effect to, any such investment, the sum of the aggregate amount of (x) all Restricted Payments declared or made during the period from and after October 31, 1994 to and including the date such investment is made, plus (y) all such investments made pursuant to this subsection held at such time by the Company and its Subsidiaries would not exceed the sum of:

                (A)  $7,000,000, plus

                (B)   the  sum of  50% (or minus  100% if  a deficit)  of the
        cumulative consolidated net income of the Company and its Subsidiaries for the period commencing after October 31, 1994 and ending on and including the date such investment is made, plus

                (C) the aggregate amount of cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses) received by the Company and its Subsidiaries after October 31, 1994 and prior to such time from the issuance and sale of (I) capital stock (other than Redeemable Stock) of the Company (either directly or through the exercise of warrants, rights or other options or the exercise of any rights of the holder of any Indebtedness of the Company to convert such Indebtedness to capital stock (other than Redeemable Stock)) or (II) any warrants, rights or other options to purchase such capital stock; and

            (2) immediately before, and after giving effect to, such investment, no Default or Event of Default exists or would exist.

    8.06Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

        (a) Indebtedness incurred pursuant to this Agreement;

        (b) Indebtedness  consisting  of   Contingent  Obligations  permitted
pursuant to Section 8.09; and

        (c) Indebtedness  existing  on the  Closing  Date  and set  forth  in
Schedule 8.06;

        (d) Indebtedness  incurred   in  connection  with   leases  permitted
pursuant to Section 8.11;

        (e) Indebtedness evidenced by the 1998 Senior Notes, not to exceed $44,400,000 in aggregate principal amount;

        (f) Indebtedness, not to exceed $9,000,000 in principal amount, secured by the deed of trust described in Section 8.01(j)(2), for the purpose of financing the construction of general purpose manufacturing and office buildings on such property; provided that the weighted average life of such Indebtedness is for a term not shorter than the remaining term of the revolving credit under this Agreement;

        (g) In addition to the Indebtedness existing on the Closing Date and set forth in Schedule 8.06:

            (1) Unsecured Indebtedness incurred by the Subsidiaries (other than Flex Products) of the Company (this Indebtedness may be guaranteed by the Company) not to exceed at any one time an aggregate principal amount of $5,000,000 (utilized and unutilized);

            (2) Indebtedness incurred by Flex Products (including Indebtedness to SICPA and the Company); provided that Indebtedness incurred by Flex Products to third parties shall not be guaranteed by the Company;

        (h) Indebtedness secured by Liens permitted under Section 8.01(i) in an aggregate amount which, together with the investments permitted under
Section 8.05(s) does not exceed the amount permitted for investments under such Section;

        (i) Indebtedness of  the Company not  covered in clauses  (a) through
(h) of this Section not to exceed the amounts by which $32,000,000 exceeds the combined Commitments as of the date of computation; and

        (j) Indebtedness of Flex Products to third persons which is incurred in lieu of Indebtedness to SICPA pursuant to the SICPA/OCLI Joint Acquisition Agreement, provided that:

            (1) The terms and provisions of such Indebtedness meet the requirements of the SICPA/OCLI Joint Acquisition Agreement applicable to credit extensions made by SICPA and the Company thereunder;

            (2) The Company extends credit to Flex Products at the same time pursuant to the terms of the SICPA/OCLI Joint Acquisition Agreement;

            (3) Such   Indebtedness  to  third   persons  is  at   all  times
    guaranteed by SICPA; and

            (4) If a breach or default occurs under the documents evidencing such Indebtedness to third persons, payment of such Indebtedness is made by SICPA

The provisions of this Section shall govern in the event of any contradiction or ambiguity between the provisions of this Section and any other provision of this Agreement or other Loan Document.

    8.07Transactions with Affiliates The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

    8.08Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

    8.09Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

        (a) endorsements for collection or deposit in the ordinary course of business;

        (b) Permitted Swap Obligations; and

        (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.09.

    8.10Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any Joint Venture, other than in businesses and industries reasonably related to the Company's or such Subsidiary's business or industries as of the date of this Agreement.

    8.11Lease Obligations The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

        (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

        (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business;

        (c) leases entered  into by the Company  or any Subsidiary  after the
Closing  Date  pursuant   to  sale-leaseback  transactions   permitted  under
subsection 8.03(d); and

        (d) capital leases other  than those permitted under  clauses (a) and
(c) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the aggregate annual rental payments for all such capital leases shall not exceed $15,000,000.

    8.12Restricted Payments.

        (a) The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any Restricted Payment unless:

            (1) immediately after, and after giving effect to, such Restricted Payment, the sum of the aggregate amount of (x) all Restricted Payments declared or made during the period from and after October 31, 1994 to and including the date such Restricted Payment is made, plus (y) all investments made pursuant to Subsection 8.05(s), plus (z) all Indebtedness permitted under Section 8.06(h) held or owed at such time by the Company and its Subsidiaries would not exceed the sum of

                (A) $7,000,000 plus

                (B) the sum of 50% (or minus 100% in the case of a deficit) of the cumulative consolidated net income of the Company and its Subsidiaries for the period commencing after October 31, 1994 and ending on and including the date such Restricted Payment is declared or made, and

            (2) at the time of such declaration and immediately before, and after giving effect to, such Restricted Payment, no Default or Event of Default exists or would exist.

        (b) The Company shall not authorize a Distribution on any class of its capital stock that is not payable within 90 days of authorization.

    8.13ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $1,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    8.14Tangible Net Worth. The Company shall not permit, as of the last day of any fiscal quarter, its Tangible Net Worth to be less than $70,000,000 plus 50% of consolidated net income after income taxes (but without giving effect to any net losses) earned in any quarterly accounting period commencing after October 31, 1997 plus 50% of any Net Issuance Proceeds after the date hereof.

    8.15Leverage Ratio. The Company shall not permit, as of the last day of any fiscal quarter, its Leverage Ratio to exceed 2.50 to 1.00.

    8.16Fixed  Charge Coverage Ratio.   The Company  shall not permit,  as of
the last day of any fiscal quarter, its Fixed Charge Coverage Ratio to be less than 1.50 to 1.00.

    8.17Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

    8.18Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary; except that the Company shall be permitted to change to the Company's fiscal year the fiscal year of Flex Products, Netra Corporation, or any Subsidiary acquired by the Company after the date of this Agreement.

    8.19SICPA Agreements.

        (a) The  Company  shall  not  materially  amend   any  of  the  SICPA
Agreements without the prior written consent of the Majority Banks.

        (b) (1) The Company shall give the Banks, through the Agent, notice of each proposed material amendment to any or all of the SICPA Agreements not less than 20 days prior to the date the Company proposes to enter into any such amendment. Each notice under this subsection, to be effective, must include a full and complete explanation (in form and detail acceptable to the Majority Banks) of the proposed amendment covered by such notice and the 20 day period commences on the day after which such notice is received by the Agent.

            (2) The Majority Banks shall, within such 20 day period, advise the Agent whether the Majority Banks object to the amendment covered by such notice. Failure of the Majority Banks to object within such 20 day period shall be deemed a consent to the amendment by the Majority Banks.

        (c) The Company may elect to give the Banks notice through the Agent, describing a proposed amendment to any or all of the SICPA Agreements. If the Company elects to give the Banks notice under this subsection, the Banks shall have a period of five calendar days (but not less than three Business
Days) within which to advise the Company whether the Banks consider such proposed amendment a material amendment. Failure to respond within such period shall be deemed notice by the Banks that such proposed amendment is not a material amendment, in which case the Company need not comply with the provisions of subsection (b) of this Section. If the Banks advise the Company that such proposed amendment is not a material amendment, such advise shall bind the Banks. If the Banks advise the Company that such proposed amendment is a material amendment, the Company must comply with the provisions of subsection (b) of this Section. Each notice under this subsection must, in order to be effective, specifically refer to (y) this subsection and (z) the period within which a response is required if the amendment described in the notice is to be considered a material amendment.

        (d) The Company understands that two of the fundamental premises on which the Banks' decision to grant the credit provided in this Agreement are the terms and provisions of the SICPA Agreements as in effect as of the date of this Agreement, and therefore any material amendment to any or all of the SICPA Agreements will affect these fundamental premises. Any decision by any Bank to object to a proposed amendment to either or both of these Agreements will be in light of such effect.

        (e) The Company also understands that a failure to obtain the consent of Majority Banks to a proposed amendment to any or all of the SICPA Agreements is an Event of Default if the Majority Banks disagree with the Company's determination that a proposed amendment is not material and as a result notice of the proposed amendment required under this Section is not given to the Agent.

                                  ARTICLE IX
                              EVENTS OF DEFAULT

    9.01Event of Default. Any of the following shall constitute an "Event of Default":

        (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

        (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

        (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.12, or in Article VIII, and, in the case of any term, covenant or agreement contained in any of Sections 7.01 or 7.02, such default shall continue unremedied for a period of ten days after the occurrence thereof; or

        (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

        (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $2,000,000; or

        (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

        (g) Involuntary Proceedings.

            (1) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy;

            (2) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or

            (3) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

        (h) ERISA.

            (1) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000;

            (2) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or

            (3) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

        (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 20 days after the entry thereof; or

        (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

        (k) Change of Control. More than 50% of the Company's issued and outstanding common stock is owned as a block by a Person or Persons acting in concert with Persons other than the Persons who own the Company's stock on the date of this Agreement, if such change of control continues for a period of 30 days from the earlier of (i) the date the Company advises Bank of such change of control or (ii) the date Bank advises the Company that such change of control will be an Event of Default upon the lapse of such 30-day period; or

        (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any
Subsidiary, or  the  Company  or any  Subsidiary  for  any reason  loses  any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; provided, however, that to the extent any of the foregoing shall occur with respect to a Subsidiary, it shall not constitute an Event of Default unless such occurrence could reasonably be expected to have a Material Adverse Effect; or

        (m) Adverse Change.  There occurs a Material Adverse Effect.

    9.02Remedies.   If any Event of  Default occurs, the Agent  shall, at the
request of, or may, with the consent of, the Majority Banks:

        (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

        (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable (such amount to be held as Cash Collateral for the L/C Obligations and any other Obligations and promptly returned to the Company as and to the extent the outstanding Letters of Credit expire without being drawn and the other Obligations are satisfied); and

        (c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable;

in all such cases without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

        (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of clause (1) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank, or any Bank.

    9.03Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

    9.04Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of Sections 8.14 through 8.16, as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

                                  ARTICLE X

                                  THE AGENT

     10.01 Appointment and Authorization.

          (a)  Each  Bank  hereby  irrevocably  (subject  to  Section  10.09)
appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

           (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.02 Delegation of Duties   The  Agent may execute  any of  its duties
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent (but only in its capacity as Agent) shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.04 Reliance by Agent.

           (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

           (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     10.07 Indemnification  of  Agent    Whether  or  not  the  transactions
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article and Sections 11.04 and
11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

     10.10 Withholding Tax.

           (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

           (1) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

           (2) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

            (3) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

           (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

           (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

           (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

           (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                  ARTICLE XI

                                MISCELLANEOUS

    11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

        (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

        (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, (including mandatory prepayments) interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

        (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

        (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

        (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and
(iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

    11.02  Notices.

        (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

        (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on Schedule 11.02.

        (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

    11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    11.04   Costs and Expenses.  The Company shall:

        (a) whether  or   not  the   transactions  contemplated   hereby  are
consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within five Business Days after demand (subject to subsection 5.01(d)) for all costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; and

        (b) pay or reimburse the Agent and each Bank within five Business Days after demand (subject to subsection 5.01(d)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

    11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit, and the termination, resignation or replacement of the Agent or replacement of any
Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

    11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

    11.07   Successors and Assigns   The provisions of  this Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

    11.08   Assignments, Participations, etc

        (a) Any Bank may, with the prior written consent of the Company at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, which consent of the Company shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent, or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000 (or the remainder of its Loans, Commitment and L/C Obligations, if less than $5,000,000); provided, however, that the Company and the Agent may continue to deal solely and directly with the assignor Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") and (iii) the assignor Bank has paid to the Agent a processing fee in the amount of $4,000.

        (b) From and after the date that the Agent notifies the assignor Bank that it has received (and that the Agent and the Issuing Bank have provided their consents with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

        (c) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitment arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto.

        (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank, and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03, and 11.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

        (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR S203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    11.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder;
(H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

    11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

    11.11 Notification of Addresses, Lending Offices, Etc Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

    11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

    11.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    11.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

    11.15   Governing Law and Jurisdiction.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

    11.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    11.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks, the Issuing Bank and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    11.18 Automatic Debit of Fees. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (including
Attorney Costs) due and payable to the Agent or BofA under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit the Company's designated account (Account No. 1498-1-00215) with BofA or such other account or accounts with BofA as the Company may designate in writing to the Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                                   OPTICAL COATING LABORATORY, INC.

                                   By:
                                   Name:
                                   Title:


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Agent



                                SCHEDULE 2.01
                                 COMMITMENTS
                             AND PRO RATA SHARES


Bank                        Commitment        Pro Rata Share
----                        ----------        --------------
Bank of America
National Trust
and Savings                  $11,000,000             55%
Association

ABN AMRO Bank N.V.           $ 9,000,000             45%
                             -----------            ----
TOTAL                        $20,000,000            100%



                      OPTICAL COATING LABORATORY, INC.
                              AND SUBSIDIARIES

                         SCHEDULE 6.05:  Litigation

1. In 1997, Optical Corporation of America ("OCA") and certain of its directors and officers ("Affiliates") commenced suit against the Company. The complaint arises out of a letter of intent executed by the Company and OCA in March 1996 and an ensuing merger agreement executed by the Company and OCA in June 1996. Under the merger agreement, the Company would acquire OCA. The complaint seeks damages for costs and expenses incurred by OCA in pursuing the merger transaction with the Company due to the Company's alleged negligent misrepresentations to OCA and Affiliates and the Company's alleged breach of its letter of intent with OCA. The Company has filed counterclaims against OCA and the Affiliates based on OCA's breach of the merger agreement and is seeking damages based on the difference between the value of OCA's business to the Company and the agreed upon purchase price under the merger agreement. The Company does not believe that this litigation will have any material adverse effect on its future operating results or financial condition.

2. In 1997, Flex Products filed a suit in United States District Court for the Eastern District of Michigan alleging that BASF Corporation (BASF) and BASF AG have infringed Flex's patents covering optically variable thin film flakes which, when mixed with paints and inks, produce color shifting visual properties. The complaint requests that the Court enjoin BASF from importing, making, using, selling or offering to sell the infringing pigment in the United States. The complaint also seeks damages for the infringement, including treble damages if the infringement is found to be willful. BASF Corporation has filed a counterclaim seeking a declaration that the patent in question is invalid. Both BASF companies have requested that they be awarded their attorneys' fees and costs. Management remains confident in the validity of Flex Products' patent, and based upon the information currently available, that the BASF product is, in fact, covered by the patent.

3. During the past several years, the Company has been engaged in litigation in the United Kingdom ("U.K.") involving infringement of a Company patent by Pilkington, a U.K. company. The Company won its action at the Patents County Courts level but lost on appeal to the U.K. House of Lords. During the injunction period, Pilkington submitted a claim for damages totaling approximately $1.6 million for lost profits. The Company and legal counsel are in the process of reviewing the claim. Management believes that the amount of the claim is substantially overstated and that the ultimate settlement will not have a material adverse effect on the financial statements.

4. On July 29, 1998, Management learned that a suit was filed in the United States District Court for the Northern District of Texas by Magnetic Technologies S.P.R.L. against the Company, Connectware, Inc. and AMP Incorporation. The Company has not been served with the complaint. The complaint alleges violations of Section 1 of the Sherman Antitrust Act and conspiracy between AMP, Connectware and the Company. Mangetic Technologies had previously sought to join the Company and AMP in a pending state court action in Texas by Magnetic Technologies against Connectware alleging similar violations of antitrust laws under Texas law. The Company and AMP were dismissed from this State lawsuit. Management has reviewed this matter and does not believe that it has any merit. In addition, the Company has an indemnification agreement from Connectware relating to any claims by Magnetic Technologies against the Company arising out of the transactions alleged in the complaint.




                      OPTICAL COATING LABORATORY, INC.
                              AND SUBSIDIARIES

                    SCHEDULE 6.11:  Permitted Liabilities

None.




                      OPTICAL COATING LABORATORY, INC.
                              AND SUBSIDIARIES

                    SCHEDULE 6.12:  Environmental Matters

In 1988, the Company discovered ground water contamination at its facilities in Santa Rosa, California. With the assistance of its environmental consultants and under the regulatory guidance of the California Regional Water Quality Control Board, the Company established a program for reducing contaminant concentration levels to acceptable federal and state levels. In prior years, the Company recorded accruals to cover the future estimated cost of drilling additional extraction and monitoring wells and considers those accruals to be adequate. The Company spent $0, $228,000 and $10,000 in fiscal years 1997, 1996 and 1995 for drilling, extraction and monitoring wells which were charged against those accruals. In addition, the accrual was reduced by a total of $200,000 in 1997 and 1996 as a result of approval of the Company's final remediation plan by the California Regional Water Quality Control Board. Ongoing ground water remediation expenses, and the cost of compliance with environmental standards for years 1995 through 1997, have not been material to the operations of the Company, and the Company does not expect them to be material in the future

Flex Products, Inc. ("Flex")

1.   Ground water contamination  had extended to  OCLI's Building  D location
     where a  portion  of  Flex's  operations  are  located.    None  of  the
     contaminants found were associated with materials used by Flex.

2. In 1994, Flex exceeded its permitted acetone emission levels. Since that period, Flex has redesigned the acetone stripper and has received an increase in its allowable emission levels from the BAAQMD.

3.   Flex is in possession of all documentation for permitted equipment.

4. Flex continues to offer its hazardous wastes to reputable waste handling companies. All companies are inspected and audited to ensure that they are in compliance, that they have no pending environmental citations, that they are fully bonded and insured and that they have a solid safety history.

5. In 1993, a plastic tub containing some used oil owned by Flex overflowed due to rain and some of the oil escaped into a sump. Today, all secondary containment pallets are either covered or placed in a location to avoid rain access. When used for cleaning of oil contaminated equipment, the contaminated liquid is immediately prepared for disposal. Flex maintains a current waste profile for water containing oil.

6. In 1995, OCLI received a notice from the Industrial Waste Superintendent of Santa Rosa, California, that it was approaching its discharge limits for total toxic organics. The largest constituent of the discharge was acetone, a by-product of Flex's operations. Flex redesigned its Building D stripper unit to eliminate the use of a water sealed vacuum pump. With the completion of that project, Flex is now a zero discharge facility.


OCLI Optical Coating Laboratory, Ltd., Scotland

None

OCLI Optical Coating Laboratory, GmbH, Germany

None



                      OPTICAL COATING LABORATORY, INC.
                              AND SUBSIDIARIES

             SCHEDULE 6.16:  Subsidiaries and Minority Interests

(a)  Optical Coating Laboratory, Inc. has the following subsidiaries:

                                                     Percent of      Place of
Subsidiary Name                                      Ownership  Incorporation

OCLI International Service Corporation................   100%      California

OCLI Foreign Sales Corporation........................   100%            Guam

OCLI Optical Coating Laboratory, Ltd..................   100%        Scotland

OCLI Optical Coating Laboratory GmbH..................   100%         Germany

MMG Glastechnik GmbH..................................   100%         Germany

OCLI Optical Coatings Espana S.A......................   100%           Spain

Optical Coating Laboratory B.V........................   100%     Netherlands

Optical Coating Laboratory EURL.......................   100%          France

Flex Products, Inc....................................    60%        Delaware
Hakuto-OCLI, Ltd. (OCLI Asia).........................    50%           Japan

(b)  Optical Coating Laboratory, Inc. has the following minority interests:

None



                      OPTICAL COATING LABORATORY, INC.
                              AND SUBSIDIARIES

                      SCHEDULE 6.17: Insurance Matters

The Company carries earthquake insurance in the following amounts:

1.   C-9 Coating Machine                        $ 5.9 million
2.   Blanket Policy for OCLI                    $ 5.0 million
3.   Blanket Policy for Flex Products, Inc.     $10.0 million


                      OPTICAL COATING LABORATORY, INC.
                              AND SUBSIDIARIES

                       SCHEDULE 8.01: Permitted Liens

Please see the attached "Minimum Operating Lease Commitments" schedule. Also, please see the mortgages and other liens referenced in Schedule 8.06.



                      OPTICAL COATING LABORATORY, INC.
                              AND SUBSIDIARIES

                     SCHEDULE 8.05: Certain Investments

Investments in and advances to subsidiaries at 4/30/98:

(Amounts in thousands)                                              At 4/30/98


Investment in OCLI Optical Coating Laboratory, B.V.,
  The Netherlands.................................................        $26
Investment in OCLI Optical Coating Laboratory, GmbH, Germany......     13,719
Advances to OCLI Optical Coating Laboratory, GmbH, Germany........      3,809
Advances to OCLI Optical Coating Laboratory, B.V.,
  The Netherlands.................................................        664
Investments in OCLI Optical Coating Laboratory, Ltd., Scotland....      1,042
Investment in Hakuto-OCLI, Ltd. Joint Venture, Japan..............        849
Investment in Flex Products, Inc., Santa Rosa, California.........      9,550
Advances to Flex Products, Inc., Santa Rosa, California...........      6,000
Advances to OCLI Optical Coatings Espana, Spain...................        819


                      OPTICAL COATING LABORATORY, INC.
                              AND SUBSIDIARIES

                     SCHEDULE 8.06: Certain Indebtedness

                                                            Disclosure was at
(Amounts in thousands)                                       the closing date
                                                            -----------------

Aid Association for Lutherans. Mortgage payable.  Interest at 8%.
   Collateralized by a 72,000 sq. ft. newly constructed buildingd and related land.  Principal and interest payments of $25,000r per month through 2011..........................................  $  2,370

Aid Association for Lutherans. Mortgage payable.  Interest at 7.5%.
   Collateralized by a 65,000 sq. ft. newly constructed building and related land leased to Flex Products.  Principal and interest
   payments of $28,000 per month through 2011.....................      2,735

Scottish Development Agency.  Building loan, with a conditional interest moratorium from February 1, 1995 through January 31, 1998, with interest at 9.5% thereafter. Semiannual principal payments of approximately $100,000 are payable through January 1998 with subsequent payments of $331,000, comprising principal and
   interest, through 2006. Collateralized by the land and building
   of the Company's Scottish subsidiary...........................      3,748

ABN AMRO.  Unsecured  bank note.  Interest  at 5.6%. Quarterly principal and interest payments of approximately $300,000
through December 2002.............................................      4,075

Deutsche Bank.  Bank loans of OCLI/MMG Division with interest rates ranging from 4.5% to 7.5%. Payable in semiannual and annual installments through 2020.  Partly collateralized by mortgages on OCLI/MMG Division land and buildings and liens
   on equipment...................................................      3,284

Asahi Bank. Bank line of Credit - Hakuto/OCLI J.V., Japan.........      1,498

Present value of obligations under capital leases at
  imputed interest rates from 8.0% to 9.5% payable in
  monthly installments through 2004...............................      2,166
                                                                       19,876
Less current maturities ..........................................     (5,594)
                                                                      -------
      Total long-term debt, net of current maturities.............    $14,282
                                                                      =======

The Company has a surety bond for $903,000 to  satisfy the Company's workers'
compensation self-insurance requirements.   The surety bond carries  a fee of
1.00% per year.

During 1997, the Company replaced its 8%, $5 million note payable to private parties with a 5.6% bank note. Payments of principal and interest under the new note are denominated in German marks and are approximately $300,000 per quarter through December 2002. In connection with the note payable to private parties, the Company carried an incremental credit facility to cover a surety letter for approximately $2.5 million issued to secure 50% of the Company's obligation arising from the purchase of MMG. As the new note does not require a surety letter, the $2.5 million surety letter was canceled.

During 1997, the Company recorded capital leases totaling $2,037,000 to finance the hardware, software and integration costs of a new computer system that is to be implemented in 1998. Lease terms run through February 2002 with payments totaling approximately $50,000 per month.

The Company's subsidiary in Scotland has a credit arrangement of up to approximately $490,000 at market interest rates and has outstanding letters of credit of approximately $330,000 to guarantee import duties. There were no borrowings under the credit arrangement in fiscal years 1997 or 1996.

The Company's subsidiary in Germany has various credit facilities with local banks totaling approximately $381,000 which are used for working capital requirements. These credit facilities are utilized as part of normal local payment practices.

During 1996, the Company entered into three sale/lease-back arrangements for a newly acquired continuous coating machine and related equipment and for two newly acquired coating machines to be used in the manufacturing operations of Flex Products. Cash proceeds from the sale/lease-back arrangements exceeded the Company's cost by approximately $750,000 which was recorded as deferred revenue and is being amortized against lease expenses at the rate of approximately $125,000 per year. The lease terms are six years with monthly payments totaling approximately $290,000 and buyout provisions at the end of each lease.

The Company has certain financial covenants and restrictions under its bank credit arrangements and the unsecured senior notes.



                      OPTICAL COATING LABORATORY, INC.
                          AND RESTRICTED COMPANIES

                    SCHEDULE 8.09: Contingent Obligations

Existing Guarantees

Optical Coating Laboratory, Inc.

a.   Surety Bond  with  National  Fire  Insurance  Company  of  Hartford  for
     $819,776  covering   the   Company's   State  of   California   Workers'
     Compensation self-insured liabilities.

b. Guarantee to Hakuto Co., Ltd. for one-half (1/2) of both present and future loans between the Bank and Hakuto-OCLI Co., Ltd. (the "J.V.") to which Hakuto guaranteed to the Bank the obligations of the J.V. to the Bank.

c. Letter of Comfort to Deutsche Bank AG, Germany, for credit facilities up to DM 3,000,000 (German Marks Three Million) for MMG Glastechnik GmbH, Germany.

d. Guarantee on behalf of OCLI Optical Coating Laboratory, Ltd. to Barclays Bank, Edinburgh, Scotland, dated May 25, 1984 for U.S. $800,000 (Eight Hundred Thousand U.S. Dollars).

OCLI Optical Coating Laboratory, Ltd., Scotland

None

OCLI Optical Coating Laboratory, GmbH, Germany

None

Flex Products, Inc.

None



                               SCHEDULE 11.02
                           AGENT'S PAYMENT OFFICE
                   OFFSHORE AND DOMESTIC LENDING OFFICES,
                            ADDRESSES FOR NOTICES


OPTICAL COATING LABORATORIES, INC.
2789 Northpoint Parkway
Santa Rosa, CA  95407-7397
Attention:     Jeffrey M. Ryan
Telephone:     707/525-7656
Facsimile:     707/525-7410


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
   as Agent

Notices for Borrowing, Conversions/Continuations, Payments:
Bank of America National Trust and Savings Association
Agency Management Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA  94520
Attention:     Irene Ruddell, Associate Agency Officer
Telephone:     925/675-8441
Facsimile:     925/675-8500

Other Notices:
Bank of America National Trust and Savings Association
Credit Products #3838
555 California Street, 41st Floor

San Francisco, CA  94104
Attention:     James P. Johnson
Telephone:     415/622-6177
Facsimile:     415/622-2385

Agent's Payment Office:
Bank of America National Trust and Savings Association
1850 Gateway Boulevard
Concord, CA  94520
Attention:     Agency Management Services #5596
Reference:     Optical Coating Laboratories, Inc.
For Credit to Bancontrol Acct. No. 12334-14577

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
   as Issuing Bank

Address for Notices:
Bank of America National Trust and Savings Association
Trade Operations #22621
333 S. Beaudry Avenue, 19th Floor
Los Angeles, CA  90017
Attention:     Sandra Leon
Telephone:     213/345-5231
Facsimile:     213/345-6684

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
   as a Bank

Domestic and Offshore Lending Office:
Bank of America National Trust and Savings Association
1850 Gateway Boulevard, 4th Floor
Concord, CA  94520
Attention:     Joyce Drumgoole
Telephone:     925/675-7132
Facsimile:     925/675-7235

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):
Bank of America National Trust and Savings Association
Credit Products #3838
555 California Street, 41st Floor
San Francisco, CA  94104
Attention:     James P. Johnson
Telephone:     415/622-6177
Facsimile:     415/622-4585


ABN AMRO BANK N.V.

Domestic and Offshore Lending Office:
ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 625
Chicago, IL  60603-4108
Attention:     Loan Administration
Telephone:     312/904-8855
Facsimile:     312/904-1287

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):
ABM AMRO Bank N.V.
135 South LaSalle Street, Suite 625
Chicago, IL  60603-4108
Attention:     Credit Administration
Telephone:     312/904-8835
Facsimile:     312/904-8840

With a copy to:
ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco, CA  94111-5812
Attention:  Mathew Harvey
Telephone:     415/984-3733
Facsimile:     415/362-3524


                                   By:
                                   Name:
                                   Title:


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Issuing Bank and as a Bank

                                   By:


                                   Name:
                                   Title:



                                   ABN AMRO BANK N.V.

                                   By:
                                   Name:
                                   Title:

                                   By:
                                   Name:
                                   Title:


                                  EXHIBIT A
                      OPTICAL COATING LABORATORY, INC.
                           COMPLIANCE CERTIFICATE

                                        Financial
                                        Statement Date: _________, ______

     Reference is made to that certain Credit Agreement dated as of July 31, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among Optical Coating Laboratory, Inc. (the "Company"), the several financial institutions from time to time parties thereto (the "Banks") and Bank of America National Trust and Savings Association, as letter of credit issuing bank and as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.01(a) of the Credit Agreement.]

     1. Attached are true and correct copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of the fiscal year ended ___________, ______, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the opinion of the Independent Auditor, which opinion (a) states that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, and (b) is not qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records or any other reason. Attached as well is a certificate of the Independent Auditor stating that in making the examination necessary for its opinion there was observed no Default or Event of Default of the kind which would normally be revealed by such an examination, except as specified in the certificate.

     2. Attached are true and correct copies of the balance sheet of Flex Products as at the end of the fiscal year ended ____________, _____, and the related statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, which fairly present, in accordance with GAAP (subject to ordinary, good faith audit adjustments and the absence of notes to such financial statements), the financial position and the results of operations of Flex Products.

or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.01(b) of the Credit Agreement.]

     1. Attached are true and correct copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended __________, ______, and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and commencing on the first day of the fiscal year and ending on the last day of such quarter, which fairly present in accordance with GAAP (subject to ordinary, good faith audit adjustments and the absence of notes to such financial statements), the financial position and the results of operations of the Company and its Subsidiaries.

     2. Attached are true and correct copies of the balance sheet of Flex Products as of the end of the fiscal quarter ended ______________, _____________, and the related statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter and commencing on the first day of the fiscal year and ending on the last day of such quarter, which fairly present, in accordance with GAAP (subject to ordinary, good faith audit adjustments and the absence of notes to such financial statements), the financial position and the results of operations of Flex Products.

     3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

     4. To the best knowledge of the undersigned, the Company and its Subsidiaries, during such period, have observed, performed or satisfied all of their covenants and other agreements and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company and its Subsidiaries, and the undersigned has no knowledge of any Default or Event of Default.

     5. The following financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of
this Certificate.    All  amounts and  ratios  in  Schedule  1refer  to  the
financial statements attached hereto and are determined in accordance with the specifications set forth in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as the ___________________ of the Company as of _________________, ______.

                              OPTICAL COATING LABORATORY, INC.
                              By:
                              Title:


                                                      Date:
                                                      For the fiscal quarter
                                                      ended:


Schedule 1
to the Compliance Certificate
Financial Covenant Analyses and Information

8.01 Limitation on Liens.


                                   Actual          Permitted

Aggregate principal amount
secured by judgment and
judicial    attachment    Liens    $___________
covered by S8.01(g)                                $5,000,000


                                   Actual          Permitted

Aggregate principal  amount  of
Indebtedness secured by deed of
trust on the Company's property
in   Santa   Rosa,   California    $___________
(S8.01(j)(2))                                      $9,000,000

                                   Actual          Permitted


1 All items determined on a consolidated basis and in accordance with GAAP, consistently applied.


Aggregate principal  amount  of
secured Indebtedness and  other    $___________
obligations covered by S8.01(n)                    $5,000,000

8.03 Disposition of Assets.


                                   Actual          Permitted

Aggregate amount of
dispositions covered by            $___________    $__________
S8.03(d)                                                *


   * Not to exceed in any twelve month period, 10% of the gross book value of the assets of the Company and its Subsidiaries on a consolidated basis (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges, and other like intangibles) less reserves applicable thereto.

8.05 Loans and Investments.

                                   Actual          Permitted

Aggregate amount of investments    $___________    $__________
covered by S8.05(o)                                     *

   * The aggregate book value of all such investments shall not at any time exceed 2.50% of the consolidated total assets of the Company and its Subsidiaries determined at such time.

8.05(s) Investments.

1.   Aggregate amount of all Restricted Payments declared
     or made during the period from and after October 31,
     1994 to and including the date proposed investment is
     to be made:                                                $____________


2.   All investments previously made pursuant to S8.05(s) held
     by the Company and its Subsidiaries:                       $____________

3.   All Indebtedness permitted under S8.06(h) owed by the
     Company and its Subsidiaries:                              $____________

4.   Sum of 1 + 2 + 3:                                          $____________

5.                                                              $   7,000,000
                                                                 ------------
6.   50% of cumulative consolidated net income of the
     Company and its Subsidiaries for the period
     commencing after October 31, 1994 and ending on
     and including the date the proposed investment is
     to be made (or minus 100% of deficit):                    $_____________

7.   Aggregate of net cash proceeds from and after
     October 31, 1994 to and including the date the
     proposed investment is to be made from issuance
     and sale of capital stock (other than Redeemable
     Stock) and warrants, rights or options:                   $
                                                                =============

8.   Line 5 plus line 6 (minus if 6 represents a deficit)
     plus line 7:                                              $_____________

9.   Amount in line 4:                                         $_____________

10.  Amount in line 8:                                         $_____________

11.  Line 8 minus line 4:                                      $_____________

12.  Amount of proposed investment (cannot exceed
     amount in line 11):                                       $_____________

8.06 Limitation on Indebtedness.

                                                           Not to be
                                                           shorter
Aggregate principal  amount  of                            than the
Indebtedness secured by deed of            Weighted        remaining
trust on the Company's Property            average life    term of the
in   Santa   Rosa,   California            of such         revolving
(S8.06(f))                                 Indebtedness    credit

Actual:    $___________

Permitted: $9,000,000                      ___________     ____________


                                           Actual          Permitted

Aggregate amount of
Indebtedness of the Company's
Subsidiaries (other  than  Flex
Products) (utilized and
unutilized) covered by
S8.06(g)(1)                               $___________     $5,000,000



                                          Actual           Permitted

                                                           $32,000,00
Aggregate amount of
Indebtedness covered by                                    _  *
S8.06(i)                                                   ----------
                                         $                 $
                                         ------------      ==========

   * = Aggregate of then combined Commitments (utilized and unutilized).


8.06(j) Covenant Calculations:

1.   Principal amount of Indebtedness to third person:      $
                                                            -----------
2.   Name of third person:
                                                            -----------
3.   Guaranteed by SICPA:                                      Yes

4.   Corresponding principal amount of Indebtedness of
     Flex Products to the Company (must be 150% of amount
     on line 1):                                            $
                                                            ------------
8.11 Lease Obligations.


                                            Actual          Permitted

Aggregate annual rental
payments for capital leases
covered by S8.11(d)                        $___________     $15,000,000

8.12 Restricted Payments.

1.   Aggregate amount of all Restricted Payments declared
     or made during the period from and after October 31,
     1994 to and including the date proposed Restricted
     Payment is to be declared or made:                     $____________

2.   All investments made pursuant to S8.05(s) held by
     the Company and its Subsidiaries:                      $____________

3.   All Indebtedness permitted under S8.06(h) owed
     by the Company and its Subsidiaries:                   $____________

4.   Sum of 1 + 2 + 3:                                      $
                                                            =============
5.                                                          $   7,000,000
                                                            -------------
6.   50% of cumulative consolidated net income of the
     Company and its Subsidiaries for the period
     commencing after October 31,1994 and ending on and
     including the date the proposed Restricted Payment
     is to be made (or minus 100% of deficit):              $____________


7.   5 plus 6 (minus if 6 represents a deficit):            $____________

8.   Amount in line 4:                                      $____________

9.   Amount in line 7:                                      $____________

10.  Line 7 minus line 4:                                   $____________

11.  Amount of proposed Restricted Payment
     (cannot exceed amount in line 10):                     $
                                                            =============

8.14 Tangible Net Worth.

                                            Actual          Permitted

                                                           $70,000,000
                                                           +   *
                                                           -----------
                                                           +   **
                                                           -----------
Tangible Net Worth                         $__________     $__________

    * 50% of consolidated net income after income taxes (but without giving effect to any net losses) earned in any quarterly accounting period commencing after October 31, 1997.

   ** 50% of cash proceeds net out-of-pocket costs and  expenses paid to non-
     Affiliates (not including cash proceeds from common stock issued upon exercise of employee stock options, issued to employee stock ownership plan, or issued upon the exercise of rights where no additional consideration is received by the Company).

8.15 Leverage Ratio.

1.   Funded Debt (after subtracting Indebtedness of Flex
     Products covered by S8.06(j) and Indebtedness of Flex
     Products to SICPA under the SICPA/OCLI Joint Acquisition
     Agreement (the "Flex-SICPA Debt")):                        $
                                                                ------------
2.   EBITDA (after subtracting the interest expense related
     to the Flex-SICPA Debt) (EBITDA to be measured
     on a four quarter trailing basis and may include acquired
     EBITDA to extent permitted under the Credit Agreement):    $
                                                                ------------
3.   Ratio of 1 to 2:
                                                                ------------
4.   Required ratio of 1 to 2:                                  2.50 to 1.00
                                                                ------------

8.16 Fixed Charge Coverage Ratio.

1.   EBIT* (after subtracting the interest expense related to
     the Flex-SICPA Debt):                                      $
                                                                ------------
2.   Net interest expense* (after subtracting the interest
     expense related to the Flex-SICPA Debt) plus current
     portion of long term debt** (after subtracting the
     current portion of the Flex-SICPA Debt):                   $
                                                                ------------
3.   Ratio of 1 to 2:

4.   Required ratio of 1 to 2:                                  1.50 to 1.00
                                                                ------------
    * EBIT and interest expense will be measured on a four quarter trailing basis and may include acquired EBIT to extent permitted under Credit Agreement.

   ** Current portion of long term debt will be calculated on a four quarter prospective basis.


                                  EXHIBIT B
                             NOTICE OF BORROWING

                                             Date: ___________, _____

To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of July 31, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among Optical Coating Laboratory, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as letter of credit issuing bank and as Agent

Ladies and Gentlemen:

     The undersigned, Optical Coating Laboratory, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
Section 2.03 of the Credit Agreement, of the Borrowing specified below:

          1.   The  aggregate   amount   of   the   proposed   Borrowing   is
     $_____________.

          2.   The Business Day of  the proposed Borrowing  is _____________,
     _____.

          3. The Borrowing is to be comprised of $________ of [Base Rate] [Offshore Rate] Loans.

          4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be ____ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)  the representations and warranties of the Company contained in
     Article VI of the Credit Agreement are true and correct with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date);

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

          (c) the proposed Borrowing will not cause the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations to exceed the combined Commitments.

                              OPTICAL COATING LABORATORY, INC.
                              By:
                              Title:
                              By:
                              Title:

                                  EXHIBIT C
                      NOTICE OF CONVERSION/CONTINUATION

                                        Date: ___________, ____

To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement dated as of July 31, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among Optical Coating Laboratory, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as letter of credit issuing bank and as Agent

Ladies and Gentlemen:

     The undersigned, Optical Coating Laboratory, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to
Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Revolving Loans specified herein, that:

          1.   The proposed Conversion/Continuation Date is __________, ____.

          2. The aggregate amount of the Revolving Loans to be [converted] [continued] is $_________.

          3. The Revolving Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

          4. The duration of the Interest Period for the Offshore Rate Loans included in the [conversion] [continuation] shall be ___ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto:

          (a)  the representations and warranties of the Company contained in
     Article VI of the Credit Agreement are true and correct with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date);

               (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion]
     [continuation]; and

          (c) the proposed [conversion] [continuation] will not cause the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations to exceed the combined Commitments.

                              OPTICAL COATING LABORATORY, INC.
                              By:
                              Title:
                              By:
                              Title:


                                  EXHIBIT D
                 FORM OF LEGAL OPINION OF COMPANY'S COUNSEL



                              August 3, 1998




Bank of America National Trust &
  Savings Association, as Agent
  for Banks, as the Letter of Credit
  Issuing Bank, and as a Bank
555 California Street, 41st Floor, #3838
San Francisco, California  94104

ABN AMRO Bank N.V., as a Bank
101 California Street, Suite 4550
San Francisco, California 94104

     Re:  $20,000,000 Credit Facility by Bank of America
          National Trust & Savings Association and
          Certain Other Financial Institutions to
          Optical Coating Laboratory, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Optical Coating Laboratory, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of that certain Credit Agreement dated as of July 31, 1998, by and among the Company, Bank of America National Trust and Savings Association, as Agent for the Banks, as the Letter of Credit Issuing Bank, and as a Bank, ABN AMRO Bank, N.V., as a Bank, and the other financial institutions from time to time party thereto (the "Agreement") providing for a revolving credit facility (including a letter of credit subfacility) from you to the Company of up to $20,000,000 (the "Loan"). This firm also represents the Company on a regular basis, although our engagement has been limited to specific matters as to which we have been consulted by the Company. We are delivering this opinion to you pursuant to
Section 5.01(c) of the Agreement. All capitalized terms used and not expressly defined herein shall have the meaning given to them in the Agreement.

     In connection with the foregoing we have been furnished with originals or copies certified to our satisfaction of such corporate or other records of the Company, with such certificates of officers and representatives of the Company, and with such other documents, and we have made such other examinations, investigations and inquiries of the Company and its officers, as we have deemed necessary as a basis for the opinions expressed below.

     In connection with this opinion, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following, each dated this date unless otherwise indicated:
     A.   The Agreement;

     B. Any other documents specified in the Agreement to be executed and delivered by the Company in conjunction with delivery of the Agreement (together with the Agreement, the "Loan Documents");

     C. A Certificate of the Secretary of the Company certifying as to (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company and (iii) resolutions adopted by the Board of Directors of the Company;

     D. A certificate executed by Charles J. Abbe, President and Chief Executive Officer, Craig B. Collins, Vice President, Finance and Chief Financial Officer and Jeffrey M. Ryan, Assistant Treasurer of the Company
(the "Company's Certificate"), stating that aside from certain outstanding indentures and loan, credit, guaranty or lease agreements, all of which are identified in said certificate, no other agreements or instruments or orders, writs, judgments, awards, injunctions and decrees, affect or purport to affect the right of the Company to borrow money or to undertake and perform obligations of the Company under the Agreement;

     E. A certificate of the Secretary of State of Delaware, dated July 14, 1998, attesting to the continued corporate existence and good standing of, and current payment of franchise taxes by, the Company in that state;

     F. A certificate of the Secretary of State of California, dated July 14, 1998, attesting that the Company is qualified to transact business as a foreign corporation in that state;

     G.   A certificate of the Franchise Tax Board of
California, dated July 15, 1998, attesting to the good standing of the Company with that agency; and

     H. Originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

     We have also examined originals or copies of the documents listed in the Company's Certificate.

     In conducting our examination we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all certificates and documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. We have also assumed, without investigation, the accuracy of the representations and warranties as to factual matters made by any party in the Agreement and the accuracy of the representations and statements made to us by officers or employees of the Company and by public officials. In making our examination of documents and instruments executed by any person or entity, we have assumed, without investigation, that each such person or entity has (i) the power, capacity, right and legal authority to enter into and perform all of its obligations under such documents and instruments, (ii) duly authorized all requisite action with respect to such documents and instruments, and (iii) duly executed and delivered such documents and instruments. We have not, however, made the assumptions set forth in the immediately preceding sentence with respect to the Company or its power, capacity, right, authority, authorization or execution of documents and instruments.

     Whenever a statement below is qualified by the phrases "known to us" or "to our knowledge," it is intended to indicate that during the course of our representation of the Company, no information that would give us actual knowledge of, or a reasonable belief concerning, the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services to the Company. Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

     In rendering the opinions hereinafter expressed, we have also assumed, without investigation, that the following facts are true:

     1. You, and your Assignees, if any, will enforce your respective rights under the Agreement in circumstances and in a manner in which it is commercially reasonable to do so, and in accordance with all procedural requirements under applicable law.

     2. No party to the Agreement or to any of the other Loan Documents or any agreement relating thereto is subject to any statute, rule, or regulation, or to any impediment to which contracting parties are generally not subject, which requires the Company or any other person or party to obtain the consent of or to make a declaration or filing with any governmental authority or other person or entity. However, we have not assumed, for the purposes of this letter, that the Company is not subject to any such statute, rule, regulation or impediment.

     3. We assume that you, and your Assignees, if any, are exempt from the usury laws of the State of California.

     The opinions expressed below are subject to the following qualifications:

     1.   Our opinions below are subject to the following:
(a) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; (b) the limitations imposed by California law, federal law, or equitable or public policy principles upon the performance or enforceability of any of the remedies, covenants, or other provisions of the Agreement or other Loan Documents and upon the availability of injunctive relief or other equitable remedies, including, without limitation, the effect of California and federal court decisions invoking statutes or principles of equity or of public policy, which have held that certain covenants and provisions of agreements are unenforceable where: (i) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor, including acceleration or the imposition of late payment charges or increased interest rates upon delinquency in the payment of indebtedness due under debt instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor, or (ii) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing; and (c) the limitations upon the ability of the Company or any other party to the Agreement to waive any rights, claims or defenses available to such party at law or in equity pursuant to statute or otherwise. With respect to subclause (i) of clause (b) above, but without limiting the generality of the foregoing, we note that certain cases have held that imposition of increased interest or late charges were, under the circumstances, punitive and invalid. See Garrett v. Coast and Southern Federal Savings & Loan, 9 Cal.3d 731 (1973).

     2. In expressing our opinions below, we note that your right to enforce certain remedies set forth in the Agreement may be subject to various notice and procedural limitations imposed by California law.

     3. We are members of the Bar of the State of California and do not hold ourselves out as experts on the law of any other state. Our opinions below are limited to the effect of the laws of the State of California and of the federal laws of the United States. Accordingly, we express no opinion with respect to the laws of any other jurisdiction, or the effect thereof, on the transactions contemplated by the Agreement. The foregoing notwithstanding, we are sufficiently familiar with the General Corporation Law of the State of Delaware to render the opinion in clause (i) of opinion paragraph (a) below.

     4. Our opinions below are limited to matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

     5. We call your attention to the fact that no opinion is expressed with regard to any financial or similar covenants contained in the Agreement or in any other agreement or instrument with application to the Company.

     6. We call your attention to the fact that no opinion is expressed with regard to usury laws as would apply to you or any of your Assignees or any Participants.
     7. We call your attention to the fact that no opinion is expressed with regard to the validity or enforceability of the provisions set forth in Article X of the Agreement or, to the extent they relate only to the relationship among the Banks and the Issuing Bank, the provisions set forth in
Article III of the Agreement.

     Based upon and subject to the foregoing, we are of the opinion that:

     (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in the State of California and (ii) is duly qualified as a foreign corporation and in good standing in each state where its ownership, lease or operation of property or the conduct of its business requires such qualification, except, in the case of clause (ii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (b) The Company has the power and authority to execute and deliver, and to perform and observe the provisions of, each of the Agreement and the other Loan Documents.

     (c) The execution, delivery and performance by the Company of the Agreement and the other Loan Documents have been duly authorized by all necessary corporate action.

     (d) The Agreement and the other Loan Documents have been duly executed and delivered by the Company.

     (e) To our knowledge, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

     (f) The Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     (g) Neither the Company nor any Subsidiary of the Company is an "Investment Company" or a company "controlled" by an Investment Company within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as revised by the ICC Termination Act of 1995), or, to our knowledge, any other Federal or state statute or regulation limiting its ability to incur Indebtedness. Without limiting any qualification or assumption set forth in this letter, we note that our opinion in this Paragraph (g) is based solely upon the Company's Certificate and we have made no independent investigation of the status of the Company, any Person controlling the Company or any Subsidiary of the Company as an "Investment Company" or as to whether the Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     (h) The execution, delivery and performance of the Agreement and the other Loan Documents by the Company are not in violation of the Certificate of Incorporation or Bylaws of the Company or, to our knowledge, any Requirement of Law.

     (i) To our knowledge after due inquiry of officers of the Company, the execution, delivery and performance of the Agreement and the other Loan Documents by the Company will not violate or result in a breach of any of the terms of or constitute a default under or result in the creation of any Lien on any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party and which is listed in the Company's Certificate, or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject.

     (j) The execution, delivery and performance of the Agreement and the other Loan Documents will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Federal Reserve Board.

     (k) To our knowledge and except with respect to those matters identified on Schedule 6.05 to the Agreement, there are no actions, suits, proceedings, claims or disputes pending or threatened against the Company or its Subsidiaries or any of their respective properties before any court, regulatory body, administrative agency, at law, in equity, in arbitration or before any Governmental
Authority which (a) purport to affect or pertain to the Agreement or the other Loan Documents, or any of the transactions contemplated thereby, or (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

     This opinion letter is rendered solely for your benefit in connection with the transactions described in the Agreement. Without our prior written consent, this opinion letter may not be (a) relied upon by any other person or entity or used for any other purpose; (b) quoted in whole or in part or otherwise referred to in any report or document; or (c) furnished (the original or copies thereof) to any person or entity except in connection with the enforcement of the Loan Documents by you or to regulatory authorities to which you are subject.

                         Very truly yours,



                         Collette & Erickson LLP


OCLI 1.729

                                  EXHIBIT E
                 FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

          This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, _____ is made between _______________________ (the "Assignor") and __________________________ (the
"Assignee").
                                   RECITALS

          WHEREAS, the Assignor is party to that certain Credit Agreement dated as of July 31, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the "Credit Agreement") among Optical Coating Laboratory, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as letter of credit issuing bank ("Issuing Bank") and as agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

          WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Revolving Loans to, and to participate in Letters of Credit issued by the Issuing Bank for the account of, the Company in an aggregate amount not to exceed $__________ (the "Commitment");

          WHEREAS, [the Assignor has made Revolving Loans in the aggregate principal amount of $__________ to the Company] [no Revolving Loans are outstanding under the Credit Agreement];

          WHEREAS, [the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

          WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Revolving Loans and L/C Obligations,] in an amount equal to $__________ (the "Assigned Amount) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Assignment and Acceptance.

          (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as expressly provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Revolving Loans and the L/C Obligations] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

          [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Revolving Loans and L/C Obligations assigned.]

          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its indemnity rights under the Loan Documents (including rights arising under Article IV and subsection 11.04(b) and Section 11.05 of the Credit Agreement).

          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.   Payments.

          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Revolving Loans.

          (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 11.08 of the Credit Agreement.

     3.   Reallocation of Payments.

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Revolving Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Commitment, Revolving Loans and L/C Obligations shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.   Independent Credit Decision.

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.11 or 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; Notices.

          (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, ____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               (ii) any consent of the Company, the Issuing Bank and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv) the Assignee shall have complied with Section 10.10 of the Credit Agreement (if applicable); and

               (v) the processing fee referred to in Section 2(b) hereof and in Section 11.08 of the Credit Agreement shall have been paid to the Agent.

          (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company, the Issuing Bank and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

     6.   Agent.

          (a) The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

          [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

     7.   Withholding Tax.

     The Assignee (a) represents and warrants to the Assignor, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8.   Representations and Warranties.

          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and
(iv) it is an Eligible Assignee.

     9.   Further Assurances.

     The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e)  THIS ASSIGNMENT  AND  ACCEPTANCE  SHALL  BE  GOVERNED  BY  AND
CONSTRUED IN  ACCORDANCE  WITH THE  LAW  OF THE  STATE  OF  CALIFORNIA.   The
Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]

                              By:
                              Title:
                              By:
                              Title:
                              Address:

                              [ASSIGNEE]

                              By:
                              Title:
                              By:
                              Title:
                              Address:

SCHEDULE 1


NOTICE OF ASSIGNMENT AND ACCEPTANCE

_______________, ____

Bank of America National Trust
  and Savings Association, as Agent,
  and as Letter of Credit Issuing Bank
U.S. Division Credit Products-SF #3838
555 California Street, 41st Floor
San Francisco, CA  94104
Attn:  James P. Johnson, Managing Director

Optical Coating Laboratory, Inc.
2789 Northpoint Parkway
Santa Rosa, CA  95407-7397
Attn:  Treasurer

Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of July 31, 1998 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time the "Credit Agreement") among Optical Coating Laboratory, Inc. (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association, as letter of credit issuing bank ("Issuing Bank") and as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

     1. We hereby give you notice of, and request your consent to2, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor, [and all outstanding Revolving Loans made by the Assignor] [and the Assignor's participation in the Letters of Credit]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________ [and] [the aggregate amount of its outstanding Revolving Loans See Section 11.08 of Credit Agreement regarding circumstances under which
is  $_____________]  [,   and  its  participation   in  L/C   Obligations  is
$_____________].

     2. The Assignee agrees that, upon receiving the consent of the Agent, the Issuing Bank and, if applicable, the Company, to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

     3.   The following administrative details apply to the Assignee:

          (A)  Notice Address:

Assignee name:    __________________________
Address:          __________________________
                  __________________________
                  __________________________
Attention:        __________________________
Telephone:        (___) ____________________
Telecopier:       (___) ____________________
Telex             __________________________
(Answerback):

          (B)  Payment Instructions:

Account No.:      __________________________
At:               __________________________
                  __________________________
                  __________________________
Reference:        __________________________
Attention:        __________________________

Company consent is or is not required.

     4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

[NAME OF ASSIGNOR]

By:

______________________________

Title:
______________________________

By:
______________________________

Title:
______________________________


[NAME OF ASSIGNEE]

By:
______________________________

Title:
______________________________

By:
______________________________

Title:
______________________________




ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:
OPTICAL   COATING   LABORATORY,INC.

By:
Title:

By:
Title:


BANK OF AMERICA  NATIONAL TRUST
AND  SAVINGS   ASSOCIATION,  as Agent

By:
Title:


BANK OF AMERICA  NATIONAL TRUST
AND   SAVINGS  ASSOCIATION,  as
Issuing Bank


By:
Title: